Exhibit 3

NISSIN CO., LTD. (8571)
Monthly Data for September 2005
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total assets for SMEs	113,421,127	114,171,141	116,051,175	121,195,752	126,497,635	128,881,138
* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total number of accounts	82,614	82,405	82,319	82,266	82,207	80,175
Total loans to business owners	42,369	42,349	42,369	42,409	42,445	41,423
Small business owner loans	24,287	24,122	24,049	24,011	23,943	23,376
Business Timely loans	17,574	17,720	17,819	17,875	17,978	17,517
Secured loans	389	401	408	413	426	432
Notes receivable	119	106	93	110	98	98
Total loans to consumers	40,245	40,056	39,950	39,857	39,762	38,752
Wide loans	31,118	30,790	30,506	30,291	30,063	29,450
Consumer loans	9,127	9,266	9,444	9,566	9,699	9,302

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Total loans receivable	149,248,323	148,778,547	149,815,421	153,917,360	158,068,731	158,851,935
Total loans to business owners	99,327,854	99,541,254	101,047,419	105,441,665	109,922,591	111,451,338
Small business owner loans	58,702,429	57,800,699	58,242,833	58,155,021	59,259,181	58,636,526
Business Timely loans	21,274,655	22,044,701	22,783,347	23,265,370	23,854,386	23,693,095
Secured loans	19,121,781	19,496,882	19,854,550	23,834,853	26,652,528	28,968,200
Notes receivable	228,988	198,970	166,687	186,419	156,495	153,516
Total loans to consumers	49,920,468	49,237,293	48,768,002	48,475,695	48,146,139	47,400,596
Wide loans	47,063,603	46,335,153	45,807,888	45,468,724	45,092,827	44,444,873
Consumer loans	2,856,865	2,902,140	2,960,114	3,006,971	3,053,312	2,955,723
* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Assets held for leases and installment loans	6,184,274	6,369,964	6,528,756	6,799,737	7,190,600	7,547,970
* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Purchased loans receivable and real estate for sale	16,586,692	16,357,690	16,220,129	17,665,939	19,157,542	18,491,246
* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd. and NIS Property Co., Ltd.

	(amount in thousands of yen)
	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06
Guaranteed loans outstanding	7,908,000	8,259,000	8,475,000	8,954,000	9,384,000	9,881,000
Sanyo Club	4,393,000	4,606,000	4,802,000	5,035,000	5,303,000	5,627,000
Shinsei Business Finance	3,063,000	3,024,000	3,023,000	3,094,000	3,138,000	3,194,000
Chuo Mitsui Finance Service	95,000	166,000	145,000	235,000	293,000	321,000
Accounts receivable guaranteed	356,000	462,000	504,000	588,000	648,000	738,000
* Amounts for guaranteed loans outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-05	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Total
Small business owner loans
Applications	1,216	1,289	1,617	1,465	1,586	1,371							8,544
Approvals	404	309	413	389	409	340							2,264
Approval ratio	33.22%	23.97%	25.54%	26.55%	25.79%	24.80%							26.50%
Business Timely loans
Applications	2,241	2,530	2,434	1,732	1,490	1,713							12,140
Approvals	1,673	2,142	1,855	1,418	1,328	1,300							9,716
Approval ratio	74.65%	84.66%	76.21%	81.87%	89.13%	75.89%							80.03%
Secured loans
Applications	65	67	116	97	87	113							545
Approvals	23	25	38	30	39	41							196
Approval ratio	35.38%	37.31%	32.76%	30.93%	44.83%	36.28%							35.96%
Notes receivable
Applications	50	21	39	45	48	49							252
Approvals	34	21	23	37	28	26							169
Approval ratio	68.00%	100.00%	58.97%	82.22%	58.33%	53.06%							67.06%
Wide loans
Applications	6,536	7,395	6,930	6,040	7,254	7,216							41,371
Approvals	380	278	340	350	388	353							2,089
Approval ratio	5.81%	3.76%	4.91%	5.79%	5.35%	4.89%							5.05%
Consumer loans
Applications	2,519	3,014	2,861	2,932	3,176	3,302							17,804
Approvals	502	494	552	490	509	491							3,038
Approval ratio	19.93%	16.39%	19.29%	16.71%	16.03%	14.87%							17.06%
     *1 The figures include applications and approvals through tie-up companies. Additionally, the definition of “Applications” has been altered with the introduction of new systems since April 2005 and are displayed as the number of accepted applications at loan offices.
     *2 The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

Newly Contracted Accounts and Loan Amounts by Application Channel
September 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable
OEM channels	125	660,400	407	342,087	2	23,000	0	0	0	0	89	23,075	623	1,048,562
Other	303	1,257,360	157	129,800	30	3,775,300	6	11,898	466	1,235,870	395	112,760	1,357	6,522,988

Total	428	1,917,760	564	471,887	32	3,798,300	6	11,898	466	1,235,870	484	135,835	1,980	7,571,551

September 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable
OEM channels	55	229,600	221	247,751	0	0	1	3,000	1	3,000	18	5,250	296	488,601
Other	206	1,422,230	213	236,521	24	4,889,200	5	12,625	337	1,366,774	261	69,712	1,046	7,997,063

Total	261	1,651,830	434	484,273	24	4,889,200	6	15,625	338	1,369,774	279	74,962	1,342	8,485,665

* “OEM channels” represent referrals from Sanyo Club, Shinsei Business Finance, Gulliver International, USEN and Chuo Mitsui Finance Service.
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
September 2004

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable
OEM channels	1,230	4,266,289	2,793	3,052,655	7	56,047	1	2,970	9	20,189	1,260	394,317	5,300	7,792,470
Other	23,697	52,568,250	13,940	16,146,147	335	10,207,421	113	177,355	33,474	52,624,318	6,477	1,980,416	78,036	133,703,909

Total	24,927	56,834,540	16,733	19,198,803	342	10,263,468	114	180,325	33,483	52,644,508	7,737	2,374,733	83,336	141,496,379

September 2005

	(amount in thousands of yen)
	Small business owner loans		Business Timely loans		Secured loans		Notes receivable		Wide loans		Consumer loans		Total
Application channel	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable	Number of accounts	Loans receivable
OEM channels	1,751	5,588,436	5,204	8,217,197	11	82,618	5	9,847	10	20,636	1,216	379,332	8,197	14,298,069
Other	21,625	53,048,090	12,313	15,475,897	421	28,885,581	93	143,669	29,440	44,424,236	8,086	2,576,390	71,978	144,553,865

Total	23,376	58,636,526	17,517	23,693,095	432	28,968,200	98	153,516	29,450	44,444,873	9,302	2,955,723	80,175	158,851,935

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.
* “OEM channels” represent referrals from Sanyo Club, Shinsei Business Finance, Gulliver International, USEN and Chuo Mitsui Finance Service.

Delinquent Loans by Default Days as of September 30, 2003, 2004 and 2005
September 30, 2003

	(amount in thousands of yen)
	44-66 days overdue	%	67-96 days overdue	%	97 days or more overdue	%	Total	%	Loans receivable
Small business owner loans	431,028	0.79	335,632	0.61	1,367,593	2.50	2,134,254	3.91	54,600,144
Business Timely loans	192,849	1.09	0	0.00	1,959	0.01	194,809	1.10	17,701,034
Secured loans	9,131	0.60	14,323	0.94	187,128	12.26	210,584	13.80	1,526,469
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	216,585
Wide loans	508,285	0.88	346,789	0.69	1,160,342	2.25	2,015,417	3.83	61,686,941
Consumer loans	564,530	1.49	6,135	0.02	12,040	0.03	582,706	1.54	37,797,051

Total	1,705,826	0.98	702,880	0.41	2,729,065	1.57	5,137,772	2.96	173,528,227

September 30, 2004

	(amount in thousands of yen)
	44-66 days overdue	%	67-96 days overdue	%	97 days or more overdue	%	Total	%	Loans receivable
Small business owner loans	488,996	0.86	281,673	0.50	1,887,217	3.32	2,657,887	4.68	56,834,540
Business Timely loans	222,813	1.16	1,808	0.01	5,357	0.03	229,980	1.20	19,198,803
Secured loans	5,440	0.05	8,894	0.09	109,317	1.07	123,652	1.20	10,263,468
Notes receivable	13,558	7.52	2,176	1.21	0	0.00	15,734	8.73	180,325
Wide loans	419,144	0.80	304,564	0.58	1,421,668	2.70	2,145,378	4.08	52,644,508
Consumer loans	27,817	1.17	396	0.02	771	0.03	28,985	1.22	2,374,733

Total	1,177,770	0.83	599,514	0.42	3,424,333	2.42	5,201,618	3.68	141,496,379

September 30, 2005

	(amount in thousands of yen)
	44-66 days overdue	%	67-96 days overdue	%	97 days or more overdue	%	Total	%	Loans receivable
Small business owner loans	358,847	0.61	360,062	0.61	1,953,260	3.33	2,672,170	4.56	58,636,526
Business Timely loans	265,843	1.12	2,790	0.01	3,926	0.02	272,559	1.15	23,693,095
Secured loans	4,143	0.01	0	0.00	453,491	1.57	457,634	1.58	28,968,200
Notes receivable	5,000	3.26	0	0.00	14,236	9.27	19,236	12.53	153,516
Wide loans	327,655	0.74	212,537	0.48	1,015,716	2.29	1,555,908	3.50	44,444,873
Consumer loans	46,103	1.56	480	0.02	399	0.01	46,983	1.59	2,955,723

Total	1,007,593	0.63	575,870	0.36	3,441,030	2.17	5,024,494	3.16	158,851,935

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	September 2004		September 2005		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	83,850	71.89%	98,355	67.84%	100,855	75.00%
Bank	63,940	54.82%	86,081	59.38%	84,609	62.92%
Non-life insurance companies	2,259	1.94%	1,279	0.88%	1,716	1.28%
Other financial institutions	17,651	15.13%	10,994	7.58%	14,528	10.80%
Direct	32,781	28.11%	46,620	32.16%	33,614	25.00%

Total	116,632	100.00%	144,976	100.00%	134,469	100.00%

Borrowings by maturity

	(amount in millions of yen)
	September 2004		September 2005		March 2005
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	5,683	4.87%	7,640	5.27%	10,917	8.12%
Long-term loan	110,949	95.13%	137,335	94.73%	123,552	91.88%
Long-term loan within 1 year	54,490	46.72%	57,142	39.41%	53,874	40.06%
Long-term loan over 1 year	56,459	48.41%	80,193	55.31%	69,678	51.82%

Total	116,632	100.00%	144,976	100.00%	134,469	100.00%

Borrowing rates

			(%)
	September 2004	September 2005	March 2005
Indirect	2.19	1.77	1.97
Bank	2.12	1.72	1.89
Non-life insurance companies	2.34	2.37	2.35
Other financial institutions	2.44	2.04	2.38
Direct	1.82	1.24	1.30

Total	2.09	1.60	1.80

List of Investment Securities

						As of September 30, 2005
							(amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
For-side.com Co., Ltd.	2330	50,000	6,091	304,580,000	45,600	2,280,000,000	1,975,420,000
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	318	3,906,757,200	1,449,677,200
Xinhua Finance Ltd.	9399	21,123	52,691	1,112,999,989	71,500	1,510,297,718	397,297,729
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	301,000	451,500,000	326,500,000
Axell Corp.	6730	600	41,666	25,000,000	392,000	235,200,000	210,200,000
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	423	3,077,325,000	164,550,354
MOC Corp.	2363	800	165,000	132,000,000	348,000	278,400,000	146,400,000
Kosugi Sangyo Co., Ltd.	8146	700,000	85	59,500,000	251	175,700,000	116,200,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	240,000	120,000,000	68,733,750
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	1,122	137,973,462	65,077,593
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	12,000	120,000,000	64,693,361
SBI Partners Co., Ltd.	9653	19,400	107	2,079,680	2,015	39,091,000	37,011,320
H.S. Securities Co., Ltd.	8699	30,000	1,500	45,000,000	2,580	77,400,000	32,400,000
Aeria Inc.	3758	30	1,600,000	48,000,000	2,490,000	74,700,000	26,700,000
IDU Co.	8922	5,200	198,758	1,033,544,000	202,000	1,050,400,000	16,856,000
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	159,000	78,864,000	11,039,755
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	85,400	128,100,000	4,836,000
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,679	29,046,700	4,809,400
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	715	71,500,000	-2,439,500

Subtotal				8,726,292,118		13,842,255,080	5,115,962,962

Non-listed Companies and Others				Beg. Book Value		Carrying Value	Difference
Number of individual issues: 112				7,618,774,013		7,618,774,013	0

* Deemed securities are included.

Total				16,345,066,131		21,461,029,093	5,115,962,962

* Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.

Affiliates and Subsidiaries

							(amount: Yen)
Affiliates	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	Difference
Webcashing.com Co., Ltd.		2,280	141,667	323,000,000	141,667	323,000,000	0
Shinsei Business Finance Co.,Ltd.		500,000	500	250,000,000	500	250,000,000	0
Chuo Mitsui Finance Service Co., Ltd.		3,000	50,000	150,000,000	50,000	150,000,000	0

Consolidated Subsidiaries	Code	# of Shares	Share Price	Beg. Book Value	Share Price	Carrying Value	326500000
Nissin Servicer Co., Ltd.	8426	400,000	1,250	500,000,000	87,300	34,920,000,000	34,420,000,000
NIS Lease Co., Ltd.		18,000	50,000	900,000,000	50,000	900,000,000	0
NIS Property Co., Ltd.		2,200	50,000	110,000,000	50,000	110,000,000	0
Matsuyama Nissin Leasing (Shanghai) Co., Ltd.*		—	—	1,050,151,000	—	1,050,151,000	0
NIS Securities Co., Ltd.		7,036	541,606	3,810,739,920	541,606	3,810,739,920	0
Other subsidiaries				38,504,000		38,504,000	0

Total				7,132,394,920		41,552,394,920	34,420,000,000

* Beginning book value (US$10,000,000) of Matsuyama Nissin Leasing (Shanghai) is converted into yen.